EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Select Market.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Quantity
8/6/2012	Sale	$ 13.7115	1	5597
8/7/2012	Sale	$ 13.5200	2	8000
8/8/2012	Sale	$ 13.6364	3	8500
8/9/2012	Sale	$ 13.8571	4	7000
8/10/2012	Sale	$ 13.6045	5	3770
8/13/2012	Sale	$ 13.5039	6	7425
8/14/2012	Sale	$ 13.5098	7	7414
8/15/2012	Sale	$ 13.4151	8	7500
8/16/2012	Sale	$ 13.5437	9	7400
8/17/2012	Sale	$ 13.5435	10	8135
8/20/2012	Sale	$ 13.4560	11	7430
8/21/2012	Sale	$ 13.3424	12	7400
8/22/2012	Sale	$ 13.1907	13	7500
8/23/2012	Sale	$ 13.1905	14	2216
8/24/2012	Sale	$ 13.0298	15	3500
8/27/2012	Sale	$ 13.0022	16	5613

1 This transaction was executed in multiple trades at prices ranging from $13.60 – 13.82.
2 This transaction was executed in multiple trades at prices ranging from $13.48 – 13.61.
3 This transaction was executed in multiple trades at prices ranging from $13.61 – 13.70.
4 This transaction was executed in multiple trades at prices ranging from $13.70 – 13.95.
5 This transaction was executed in multiple trades at prices ranging from $13.60 – 13.77.
6 This transaction was executed in multiple trades at prices ranging from $13.43 – 13.58.
7 This transaction was executed in multiple trades at prices ranging from $13.31 – 13.59.
8 This transaction was executed in multiple trades at prices ranging from $13.33 – 13.50.
9 This transaction was executed in multiple trades at prices ranging from $13.50 – 13.58.
10 This transaction was executed in multiple trades at prices ranging from $13.50 – 13.65.
11 This transaction was executed in multiple trades at prices ranging from $13.40 – 13.56.
12 This transaction was executed in multiple trades at prices ranging from $13.26 – 13.58.
13 This transaction was executed in multiple trades at prices ranging from $13.12 – 13.25.
14 This transaction was executed in multiple trades at prices ranging from $13.15 – 13.27.
15 This transaction was executed in multiple trades at prices ranging from $13.00 – 13.10.
16 This transaction was executed in multiple trades at prices ranging from $12.96 – 13.09.

8/28/2012	Sale	$ 13.0334	17	23400
8/29/2012	Sale	$ 13.2771	18	5470
8/30/2012	Sale	$ 13.1051	19	4810
8/31/2012	Sale	$ 13.0659	20	6302
9/4/2012	Sale	$ 13.1141	21	5450
9/5/2012	Sale	$ 13.3180	22	15852
9/6/2012	Sale	$ 13.7944	23	18244
9/7/2012	Sale	$ 13.9821	24	31728
9/10/2012	Sale	$ 13.7500		2165
9/11/2012	Sale	$ 13.8169	25	8000
9/12/2012	Sale	$ 14.0049	26	16000

17 This transaction was executed in multiple trades at prices ranging from $12.95 – 13.09.
18 This transaction was executed in multiple trades at prices ranging from $13.20 – 13.35.
19 This transaction was executed in multiple trades at prices ranging from $13.03 – 13.25.
20 This transaction was executed in multiple trades at prices ranging from $13.00 – 13.15.
21 This transaction was executed in multiple trades at prices ranging from $13.09 – 13.22.
22 This transaction was executed in multiple trades at prices ranging from $13.20 – 13.40.
23 This transaction was executed in multiple trades at prices ranging from $13.65 – 13.89.
24 This transaction was executed in multiple trades at prices ranging from $13.81 – 14.10.
25 This transaction was executed in multiple trades at prices ranging from $13.77 – 13.85.
26 This transaction was executed in multiple trades at prices ranging from $13.95 – 14.11.